UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 14, 2007

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12012 Southshore Boulevard, Suite 103, Wellington, Florida	33414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (561) 793-7233

Registrant’s facsimile number, including area code   ____________

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On May 14, 2007, Spear & Jackson, Inc. (the “Company”) issued a press release reporting that the Company had received an offer letter from its majority shareholder, United Pacific Industries Limited (“UPI”), in which UPI proposes to acquire for $1.483 per share in cash (the “Offer”) the remaining 2,192,280 outstanding shares of common stock (the “Shares”) of the Company that it does not already own.

The Company’s Board of Directors has delegated to the Finance Committee chaired by the Company’s independent director, Dr. J. Preston Jones, the authorization to analyze, review and negotiate the Offer. The Finance Committee will, with the assistance of financial and legal advisors, review the proposal. The Finance Committee has not yet determined if the Offer is in the best interests of the Company and its shareholders.

ITEM 9.01	Financial Exhibits, Pro Forma Financial Information and Exhibits.

Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

Dated: May 14, 2007

By:	/s/ Patrick J. Dyson
Name:	Patrick J. Dyson
Title:	Chairman and Chief Financial Officer